Exhibit 21.1

DELUXE CORPORATION SUBSIDIARIES

ChecksByDeluxe.com, LLC (Minnesota)
Direct Checks Unlimited, LLC (Colorado)
Direct Checks Unlimited Sales, Inc. (Colorado)
Deluxe Business Operations, Inc. (Delaware)
Deluxe Enterprise Operations, LLC (Minnesota)
Deluxe Financial Services, LLC (Minnesota)
Deluxe Manufacturing Operations, LLC (Minnesota)
Deluxe Small Business Sales, Inc. (Minnesota)
Form Systems, Inc. (Oregon)
Hostopia.com Inc. (Delaware)
Hostopia Canada, Corp. (Canada)
Hostopia Ireland Limited (Ireland)
Innovative Print & Media Group, Inc. (Pennsylvania)
Internet Names for Business Inc. (Canada)
NEBS Business Products Limited (Canada)
NetClime-Bulgaria EOOD (Bulgaria)
OrangeSoda, Inc. (Nevada)
Safeguard Acquisitions, Inc. (Texas)
Safeguard Business Systems, Inc. (Delaware)
Safeguard Business Systems Limited (Canada)
Safeguard Franchise Sales, Inc. (Texas)
Safeguard Franchise Systems, Inc. (Texas)
Safeguard Holdings, Inc. (Texas)
SyncSuite, LLC (Minnesota)
VerticalResponse, Inc. (Delaware)
Wausau Financial Systems, Inc. (Wisconsin)